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                                                                       EXHIBIT 5


   [SAUL EWING LLP LETTERHEAD]

                                                                   June 25, 2002
OSI Pharmaceuticals, Inc.
58 South Service Road
Suite 110
Melville, New York  11747

Gentlemen:

We refer to the Registration Statement on Form S-8 (the "Registration Statement") of OSI Pharmaceuticals, Inc., a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,760,249 shares of common stock, par value $.01 per share, of the Company (the "Shares"), 750,249 shares issuable under the Company's Non-Qualified Stock Option Plan for Former Employees of Gilead Sciences, Inc., 4,000,000 shares of which issuable under the Company's 2001 Incentive and Non-Qualified Stock Option Plan and 10,000 issuable pursuant to an employment letter with Nicole Onetto.

      We have examined the Registration Statement, the Certificate of Incorporation and Bylaws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

      Based on the foregoing, it is our opinion that:

      1. the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and

      2. the Shares to be issued in accordance with the terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

      We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          SAUL EWING LLP